UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 8, 2023

Date of Report (date of earliest event reported)

Ekso Bionics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Glacier Point, Suite A	San Rafael	California	94901
(Address of Principal Executive Offices)			(Zip Code)

(510) 984-1761

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2023, Ekso Bionics Holdings, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain At the Market Offering Agreement dated as of October 9, 2020 (the “Sales Agreement”), by and between the Company and H.C. Wainwright & Co., LLC (the “Agent”), pursuant to which the Company may offer and sell, from time to time, through the Agent, shares of the Company’s common stock, par value $0.001 per share (the “Shares”), in an “at-the-market” offering. The Amendment amends the Sales Agreement to remove the $6.75 per share floor sales price. The Sales Agreement is otherwise unchanged. To date, the Company has issued and sold 77,594 Shares at an average price per share of $10.72 for approximate proceeds of $791,217, net of commission and expenses, and $6,668,332 remains available for future offerings under the prospectus supplement filed with respect to the Sales Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any offer, solicitation or sale of any Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 8, 2023, the Company held its 2023 Annual Meeting of Stockholders (the "Annual Meeting"). The stockholders voted on the following proposals at the Annual Meeting:

1.	To elect five persons to the Company’s board of directors, to serve until the annual meeting of stockholders to be held in 2024 and until their respective successors are elected and qualified, or until their earlier death, resignation or removal;

2.	To amend the Company's Amended and Restated 2014 Equity Incentive Plan to increase the total number of shares of common stock authorized for issuance pursuant to awards granted thereunder from 2,524,286 shares to 3,724,286 shares;

3.	To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers; and

4.	To ratify the appointment of WithumSmith+Brown, PC as the Company’s independent auditors for the year ending December 31, 2023.

For more information about the foregoing proposals, see the Company’s proxy statement, filed with the Securities and Exchange Commission on April 28, 2023.

The voting results for each of the proposals are as follows:

1.	Election of Directors

Nominee	For	Withheld	Broker Non-votes
Scott G. Davis	4,312,949	159,537	2,757,364
Mary Ann Cloyd	4,312,653	159,833	2,757,364
Corinna Lathan, Ph.D.	4,314,029	158,457	2,757,364
Charles Li, Ph.D.	3,991,444	481,042	2,757,364
Rhonda A. Wallen	4,313,063	159,423	2,757,364

Each director nominee was duly elected to serve until the 2024 annual meeting of stockholders and until his or her successor is duly elected and qualified, subject to earlier resignation or removal.

2.	Amendment of 2014 Equity Incentive Plan

For	Against	Abstained	Broker Non-votes
3,898,757	551,457	22,272	2,757,364

The stockholders approved the amendment of the Company’s Amended and Restated 2014 Equity Incentive Plan to increase the total number of shares of common stock authorized for issuance pursuant to awards granted thereunder from 2,524,286 shares to 3,724,286 shares.

3.	Advisory Vote on Named Executive Officer Compensation

For	Against	Abstained	Broker Non-votes
4,111,482	293,055	67,949	2,757,364

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

4.	Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-votes
7,027,946	152,140	49,764	n/a

The stockholders ratified the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to At the Market Offering Agreement, dated June 12, 2023, between Ekso Bionics Holdings, Inc. and H.C. Wainwright & Co., LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Jerome Wong
Name:	Jerome Wong
Title:	Chief Financial Officer

Dated: June 12, 2023